UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2004

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (I.R.S. Employer Identification No.)	25-1843385 (Commission File Number)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)	90064-1021 (Zip Code)

Registrant’s telephone number, including area code: (310) 893-1600

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 23.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

	The Form 8-K/A amends the Registrant’s current report on Form 8-K dated June 18, 2004 to include the following financial information required to be filed pursuant to Item 7.

		Page

(a)	Financial Statements of Isco, Inc.

	Report of Independent Registered Public Accounting Firm	2

	Consolidated Statement of Operations— Year Ended July 25, 2003	3

	Consolidated Balance Sheet— July 25, 2003	4

	Consolidated Statement of Shareholders’ Equity— Year Ended July 25, 2003	5

	Consolidated Statement of Cash Flows— Year Ended July 25, 2003	6

	Notes to Consolidated Financial Statements—Year Ended July 25, 2003	7

	Unaudited Condensed Consolidated Statements of Operations— for the Three and Nine Months Ended April 23, 2004 and April 25, 2003	18

	Condensed Consolidated Balance Sheets— April 23, 2004 (unaudited) and July 25, 2003	19

	Unaudited Condensed Consolidated Statements of Cash Flows— for the Nine Months Ended April 23, 2004 and April 25, 2003	20

	Notes to Unaudited Condensed Consolidated Financial Statements— April 23, 2004	21

(b)	Pro Forma Financial Information.

	The unaudited pro forma consolidated financial information of the Registrant and Isco, Inc. for the year ended December 28, 2003 and the six-month period ended June 27, 2004.	24

(c)	Exhibits.

	23.1 Consent of Deloitte & Touche LLP

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Isco, Inc.

We have audited the accompanying consolidated balance sheet of Isco, Inc. and subsidiaries as of July 25, 2003, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Isco, Inc. and subsidiaries as of July 25, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Lincoln, Nebraska
November 3, 2003
(June 18, 2004 as to Note R)

ISCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JULY 25, 2003

(Amounts in thousands, except per share data)

Net sales	$60,881
Cost of sales	28,397

32,484

Operating expenses:
Selling, general, and administrative	24,557
Research and engineering	6,430

30,987

Income from operations	1,497

Other income (expense):
Investment income	520
Interest expense	(230)
Other, net	52

342

Income before income taxes	1,839
Provision for income taxes (Note H)	564

Net income	$1,275

Basic earnings per share (Note K)	$0.22

Diluted earnings per share (Note K)	$0.22

Weighted average number of shares outstanding (basic)	5,696

Weighted average number of shares outstanding (diluted)	5,863

The accompanying notes are an integral part of the consolidated financial statements.

ISCO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
AS OF JULY 25, 2003

(Columnar amounts in thousands)

Assets
Current assets:
Cash and cash equivalents	$5,383
Short-term investments (Note C)	4,629
Accounts receivable-trade, net (Note B)	10,590
Inventories (Note D)	9,489
Refundable income taxes	303
Deferred income taxes (Note H)	812
Other current assets	417

Total current assets	31,623
Property and equipment, net (Note E)	13,768
Long-term investments (Note C)	4,717
Other assets (Note F)	4,327

Total assets	$54,435

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,222
Accrued expenses (Note G)	3,698
Short-term borrowing (Note I)	2,113
Current portion of long-term debt (Note J)	503

Total current liabilities	7,536
Deferred income taxes (Note H)	532
Long-term debt, less current portion (Note J)	584
Commitments and contingencies (Note P)
Shareholders’ equity (Notes K and O):
Preferred stock, $.10 par value, authorized 5,000,000 shares; issued none
Common stock, $.10 par value, authorized 15,000,000 shares; issued and outstanding 5,727,838	573
Additional paid-in capital	38,765
Retained earnings	6,509
Accumulated other comprehensive income (loss)	(64)

Total shareholders’ equity	45,783

Total liabilities and shareholders’ equity	$54,435

The accompanying notes are an integral part of the consolidated financial statements.

ISCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED JULY 25, 2003

(Amounts in thousands, except per share data)

				Accumulated
		Additional		other	Total
	Common	paid-in	Retained	comprehensive	shareholders'
	stock	capital	earnings	income (loss)	equity
Balance, July 27, 2002	$567	$38,371	$6,602	$36	$45,576
Net income			1,275		1,275
Unrealized investment loss, net of tax effect of $29,000				(45)	(45)
Translation adjustments				(55)	(55)

Total comprehensive income					1,175
Cash dividends ($.24 per share)			(1,368)		(1,368)
Director’s deferred stock units and incentive stock options		162			162
Issuance of common stock and exercise of stock options	6	232			238

Balance, July 25, 2003	$573	$38,765	$6,509	$(64)	$45,783

The accompanying notes are an integral part of the consolidated financial statements.

ISCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JULY 25, 2003

(Columnar amounts in thousands)

Cash flows from operating activities:
Net income	$1,275
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	2,503
Stock-based compensation	162
Deferred income taxes	375
Gain on sale of property and equipment	(344)
Provision for doubtful accounts	31
Undistributed losses of AFTCO	133
Change in operating assets and liabilities:
Accounts receivable-trade	(564)
Inventories	(158)
Refundable income taxes	(303)
Other current assets	750
Accounts payable	(650)
Accrued expenses	(417)
Income taxes payable	(176)
Other	262

Total adjustments	1,604

Cash flows from operating activities	2,879

Cash flows from investing activities:
Proceeds from maturities of available-for-sale securities	11,400
Proceeds from maturity of held-to-maturity securities	3,026
Proceeds from sale of property and equipment	512
Purchase of held-to-maturity securities	(497)
Purchase of available-for-sale securities	(8,436)
Purchase of property and equipment	(1,735)
Other	(50)

Cash flows from investing activities	4,220

Cash flows from financing activities:
Cash dividends paid	(1,368)
Net change in short-term borrowings	(87)
Repayment of long-term debt	(1,132)
Issuance of common stock and exercise of stock options	238

Cash flows from financing activities	(2,349)

Cash and cash equivalents:
Net increase (decrease)	4,750
Balance at beginning of year	633

Balance at end of year	$5,383

See Note M for supplemental cash flow information.

The accompanying notes are an integral part of the consolidated financial statements.

ISCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended July 25, 2003

(Columnar amounts in thousands, except share and per share data)

Note A. Summary of Significant Accounting Policies.

Description of Business. Isco, Inc. and its subsidiaries (the Company) design, manufacture, and market products worldwide. The majority of the Company’s revenue comes from sales of products used by industry and government to monitor compliance with water quality regulations and by industries in a variety of research and testing laboratories and by industries in the development of new drugs.

Basis of Presentation. The consolidated financial statements include the accounts of Isco, Inc. and its wholly owned subsidiaries. All inter-company transactions and accounts have been eliminated. Investments in which the Company exercises significant influence over operating and financial policies are accounted for using the equity method.

For fiscal reporting purposes, the Company operates under a 52/53-week year, ending on the last Friday of July. Fiscal year 2003 contained 52 weeks.

Use of Estimates. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments. The carrying values of cash, accounts receivable, accounts payable and short-term borrowing approximate fair value. The fair value of long-term debt, which is based on the borrowing rates and terms currently available to the Company, approximates carrying value.

Cash and Cash Equivalents. Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of 90 days or less.

Accounts Receivable. Accounts receivable consist primarily of amounts due from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected uncollectibility of accounts receivable.

Investments. The Company classifies investments into three categories accounted for as follows: debt securities that the Company has the intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost; debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; debt and equity securities not classified as either held-to-maturity or trading are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of tax, as a component of accumulated other comprehensive income. The Company held no trading securities during the periods reported and generally does not trade securities. Sales of available-for-sale securities are recognized using the first-in, first-out method.

Inventories. Inventories are valued at the lower of cost or market, principally on the last-in, first-out (LIFO) basis. Management reviews the inventory balances to determine if inventories can be sold at amounts equal to or greater than their carrying amounts. The review includes identification of slow-moving inventories, obsolete inventories and discontinued products or lines of products. The identification process includes a review of historical performance of the inventory and current operational plans for the inventory. If actual results differ from expectations, inventory balances are adjusted.

Long-Lived Assets. The Company reviews long-lived assets and certain intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In such cases, the expected future cash flows (undiscounted and without interest charges) resulting from the use of the asset are estimated and an impairment loss is recognized if the sum of such cash flows is less than the carrying amount of the asset. Should such an assessment indicate that the value of a long-lived asset or goodwill is impaired; an impairment loss is recognized for the difference between the carrying value of the asset and its estimated fair value.

Property and Equipment. Property and equipment are stated at historical costs. Depreciation is provided using the straight-line and declining balance methods over estimated useful asset lives of 10 to 40 years for buildings and improvements and 3 to 20 years for machinery and equipment.

Other Assets. Acquired intangible assets are amortized on a straight-line basis over estimated useful lives of 3 to 15 years. Acquired intangible assets include intellectual property, engineering drawings, patents, licenses, customer or market lists, and trade names. The Company’s investment in the AFTCO joint venture is accounted for under the equity method. The equity method goodwill of approximately $750,000 was being amortized on a straight-line basis over 10 years through the end of fiscal year 2002. Beginning in fiscal 2003, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets . SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives shall not be amortized and shall be tested for impairment on an annual basis. There was no impairment that resulted from adoption of this standard. The Company discontinued the amortization of equity method goodwill relating to the AFTCO joint venture upon adoption of this standard. Goodwill and other identifiable intangible assets with indefinite lives are not amortized and are tested annually for impairment. Impairment occurs when the fair value of the asset is less than its carrying amount. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and tested for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may be impaired. Impairment occurs when the fair value of the asset is less than its carrying amount. If impaired, the intangible asset is written down to its fair value.

Revenue Recognition. Revenues are recorded when products are shipped to customers or, in instances where service is performed to customer requirements, upon the successful completion of such service. The Company is generally not contractually obligated to accept returns, except for defective products.

Product Warranty. The majority of the Company’s products have a one-year warranty against defective materials and workmanship. The Company’s warranty claims have not been material to the consolidated financial statements.

Foreign Currency Translation. The euro (Eu) is the functional currency of the Company’s wholly-owned German subsidiary. Exchange gains and losses resulting from transactions denominated in currencies other than the functional currency are included in the results of operations for the year. Assets and liabilities are translated to U.S. dollars at current exchange rates as of each balance sheet date. Income and expense items are translated using average exchange rates during the year. Cumulative currency translation adjustments are presented as a component of accumulated other comprehensive income (loss).

Research and Engineering. Research and engineering costs are expensed as incurred.

Income Taxes. Income taxes are recorded using the liability method. This method recognizes the amount of taxes payable or refundable for the current year. Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts.

Stock-Based Compensation. Pursuant to SFAS No. 123 Accounting for Stock Based Compensation , management has elected to account for the employee fixed award stock options and nonemployee directors’ stock options under the provisions of APB No. 25 Accounting for Stock Issued to Employees . As such, no compensation cost has been recorded relative to these options. Management utilizes the Black-Scholes option pricing model to estimate the fair value of these options.

The Company accounts for performance based awards granted under its employee stock option plans in accordance with the provisions of APB 25. Options granted under the performance based awards are subject to variable accounting treatment until the number of options that will vest is known. Options not vested at the end of each performance year are cancelled. Compensation expense is recorded based on the difference between the closing market price at the date the shares vest and the exercise price as determined at the date the shares were granted. Deferred stock units granted to nonemployee directors are accounted for in accordance with SFAS No. 123. Accordingly, directors deferred stock units are recorded as compensation expense at estimated fair value on the date the units are earned by the director.

Earnings (Loss) Per Share. Basic earnings (loss) per share is based on the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is based on the weighted average number of common shares outstanding during the period and the dilutive effect of stock options and common stock equivalents outstanding using the treasury stock method.

Comprehensive Income (Loss). Comprehensive income (loss) presented consists of net earnings (loss), unrealized gain (loss) on securities available for sale, and foreign currency translation adjustments. These results are incorporated into the consolidated statement of shareholders’ equity. The accumulated other comprehensive income (loss) related to securities available-for-sale and to foreign currency translation adjustments are ($50,000) and ($14,000) at July 25, 2003, respectively.

Accounting Pronouncements . In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123 . SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation , to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements of SFAS No. 148 are effective for fiscal years ending after December 15, 2002 and for interim periods beginning after December 15, 2002. The Company has elected to delay adoption of the fair value based method of accounting for stock-based compensation, and the alternative methods of transition for such a change. The Company will provide the required disclosures of SFAS No. 148 in the notes to the financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity . SFAS No. 150 establishes standards for classification and measurement in the balance sheets for certain financial instruments which possess characteristics of both a liability and equity. Generally, it requires classification of such financial instruments as a liability. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. For financial instruments in existence prior to May 31, 2003, SFAS No. 150 is effective as of September 1, 2003. Certain provisions of SFAS No. 150 have been delayed. The Company believes that the adoption of SFAS No. 150 will have no impact on its consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities . SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and whether a derivative containing a financing component warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and is not expected to have an impact on the Company’s consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities . A variable interest entity (“VIE”) is an entity whose equity investors do not have a controlling financial interest or do not have sufficient equity at risk such that the entity cannot finance its own activities. FIN No. 46 provides that VIEs shall be consolidated by the entity deemed to be the primary beneficiary of the VIE. FIN No. 46 is immediately effective for VIEs created after January 31, 2003. For VIEs created prior to February 1, 2003,

FIN No. 46 is effective for the Company in the third quarter of fiscal 2004. The Company does not anticipate any impact from the adoption of FIN No. 46.

Note B. Allowance for Doubtful Accounts.

2003
Allowance at beginning of year	$144
Provision for doubtful accounts	31
Accounts written-off (recovered)	(54)

Allowance at end of year	$121

Note C. Investments.

An investment loss of $3,000 was recognized in fiscal 2003.

As of July 25, 2003:

		Gross	Gross
	Amortized	unrealized	unrealized	Estimated	Carrying
	cost	gains	losses	fair value	value
Short-term investments:
Available-for-sale securities:
Commercial paper	$797	$2	$—	$799	$799
Certificates of deposit	309	—	—	309	309
Government agency bonds	3,507	14	—	3,521	3,521

Total short-term investments	4,613	16	—	4,629	4,629

Long-term investments:
Available-for-sale securities:
Government agency bonds	4,561	5	29	4,537	4,537
Mutual funds	251	—	71	180	180

Total long-term investments	4,812	5	100	4,717	4,717

	$9,425	$21	$100	$9,346	$9,346

Note D. Inventories.

2003
Raw materials	$3,526
Work-in-process	2,951
Finished goods	3,012

$9,489

Had inventories been valued on the first-in, first-out (FIFO) basis, they would have been approximately $2,303,000 higher than reported on the last-in, first-out (LIFO) basis at July 25, 2003. Approximately 75 percent of inventory has been valued by the LIFO method at July 25, 2003.

Note E. Property and Equipment.

2003
Land	$413
Buildings and improvements	11,721
Machinery and equipment	17,130
Software	1,957
Construction-in-progress	203

31,424
Less accumulated depreciation	17,656

$13,768

Note F. Other Assets.

2003
Acquired intangible assets, net of accumulated amortization of $802,000	$884
Investment in AFTCO, net	430
Cash value of life insurance	1,401
Note receivable due March 2008 at 8.0% — related party	1,000
Other	612

$4,327

The Company expects amortization expense on acquired intangible assets, all of which are subject to amortization, to be incurred by fiscal year as follows: 2004, $130,000; 2005, $122,000; 2006, $114,000; 2007, $108,000; and 2008, $92,000.

Note G. Accrued Expenses.

2003

Salaries, wages, and commissions	$1,769
Vacation/personal time	850
Property, payroll, and sales tax	365
Other	714

$3,698

Note H. Income Taxes.

Income tax expense consists of:

2003

Federal:
Current	$108
Deferred	644
State:
Current	68
Deferred	42
International:
Deferred	(298)

$564

The provision for income taxes is reconciled with the amount of income taxes computed at the federal statutory rate as follows:

2003

Computed “expected” federal tax expense	$625
State income taxes, net of federal tax benefit	106
International income taxes	(18)
Exempt foreign sales income	(176)
Permanent differences on intangibles	36
Other	(9)

$564

The July 25, 2003 components of deferred income tax assets and liabilities resulting from temporary differences between financial and tax reporting are as follows:

2003

Deferred tax assets:
Uniform capitalization of inventory costs	$318
Vacation/personal time	188
Reserve for doubtful accounts	37
Acquired intangible assets	386
Net operating, capital and AMT credit loss carry forwards	809
Other	270

Gross deferred tax assets	2,008
Deferred tax liabilities:
Depreciation	(1,728)

Net deferred tax assets	$280

At July 25, 2003, the Company had a German net operating loss carry forward of approximately $1,900,000 which is not subject to expiration. Realization of deferred tax assets associated with the net operating loss and net capital loss carry forwards is dependent upon generating sufficient taxable income prior to their expiration. Although realization is not assured for deferred tax assets, management believes it is more likely than not that deferred tax assets will be realized through future taxable earnings or alternative tax strategies.

Note I. Short-term Borrowing.

At July 25, 2003, the Company had available $7,000,000 in lines of credit expiring January 31, 2004. The lines are secured by inventory, accounts receivable, equipment, and intangibles. The lines of credit also support the revolving credit agreements of the Company’s German subsidiary, STIP. As such, availability under the lines of credit is reduced by the credit available under those revolving credit agreements, currently Eu2,000,000 (US$2,300,000).

The Company’s German subsidiary maintains a revolving credit agreement that provides for borrowing up to Eu2,000,000 (US$2,300,000) guaranteed by the Company. This agreement provides for interest rates ranging from 4.7 percent to 8.5 percent and is renewable on a quarterly basis. The amount outstanding under this agreement at July 25, 2003 was $2,113,000.

The net amount available for borrowing to the Company, under the lines of credit and revolving credit agreements, at July 25, 2003 was approximately $4,500,000 at a variable rate of 3.0 percent.

Note J. Long-term Debt.

2003

Isco, Inc.
Note due December 2003, 6.50%	$475
STIP
Note due March 2009, 7.50%	175
Note due June 2005, 7.50%	437

1,087
Less current portion of long-term debt	503

$584

In December 1998 Isco, Inc. borrowed $5,000,000 from its primary commercial bank. This term loan is repayable in equal installments over 60 months. The note is secured by inventory, accounts receivable, equipment, and intangibles. Under the terms of the loan agreement, the Company is required to maintain a minimum net worth and specified fixed charge coverage and net worth ratios.

The STIP note due March 2009 is repayable in annual installments of Eu25,000 (US$29,000) with interest payable on a quarterly basis. The STIP note due June 2005 requires quarterly interest payments with principal due in June 2005.

At July 25, 2003, future principal payments due on debt in each of the next five fiscal years are as follows: 2004, $503,000; 2005, $466,000; 2006, $29,000; 2007, $29,000; 2008, $29,000 and thereafter, $31,000.

Note K. Stock Option Plans.

Isco had three stock option plans in effect at July 25, 2003: the 1985 Incentive Stock Option Plan (1985 Plan), the 1996 Stock Option Plan (1996 Plan), and the 1996 Outside Directors’ Stock Option Plan (1996 Directors’ Plan). Under each of these plans, options may be granted only during the 10 years following the inception of the plan. The options are exercisable over a period not greater than 10 years from the date of grant.

In July 1985 the Company adopted the 1985 Plan, which authorized the future issuance of up to 174,570 shares to officers and key employees. During fiscal 1997, the Company adopted the 1996 Plan, which authorized the future issuance of up to 250,000 shares to officers, key employees, and designated individuals. This plan was amended in fiscal year 2000 to increase the number of shares available for options to 500,000. Under both plans, qualified options are to be granted at not less than 100 percent of the fair market value of the common stock when granted. The 1996 Plan also authorized the issuance of nonqualified options that may be granted at not less than 80 percent of the fair market value of the common stock when granted. Shares granted under the 1996 Plan are either fixed awards subject to vesting or performance based awards. The fixed awards granted have vesting terms ranging from immediate vesting to three years. The performance based awards were granted in 2001 under a five year plan with each year subject to annual revenue, income and other performance targets as determined by the Compensation Committee of the Board of Directors. Compensation expense recorded for the performance based awards in 2003 was $91,000.

During fiscal 1997 the Company adopted the 1996 Directors’ Plan, which authorized the future issuance of up to 100,000 shares to nonemployee directors of the Company. The options are exercisable, at the date of grant, over a period not greater than 10 years.

Stock option activity under the Plans for fiscal year 2003 is as follows:

	Stock Options
	1985 Plan		1996 Plan		1996 Directors’ Plan
		Weighted		Weighted		Weighted
		Average		Average		Average
		Option		Option		Option
	Shares	Price	Shares	Price	Shares	Price
Outstanding July 26, 2002	112,940	$11.85	390,450	$4.84	22,834	$7.56
Granted	—	—	50,600	$7.77	5,000	$8.14
Exercised	—	—	(48,765)	$4.92	—	—
Canceled	(68,540)	$13.04	(54,021)	$5.68	—	—

Outstanding July 25, 2003	44,400	$10.01	338,264	$5.14	27,834	$7.67

The following table summarizes information about stock options outstanding at July 25, 2003:

	Options Outstanding
		Weighted		Options Exercisable
	Shares	Average
	Outstanding	Remaining	Weighted	Shares	Weighted
Range of	at July 25,	Contractual	Average	Exercisable at	Average
Exercise Prices	2003	Life	Option Price	July 25, 2003	Option Price
$4.00 to $6.00	280,723	6.0	$4.45	154,676	$4.50
$6.01 to $8.00	43,600	9.2	$7.60	10,250	$7.57
$8.01 to $10.00	81,775	2.9	$9.42	81,775	$9.42
$10.01 to $12.00	4,400	2.0	$10.13	3,520	$10.13

The following table summarizes the assumptions used in determining the value of stock options.

Risk-free interest rate	3.47%
Expected volatility of stock	46.4%
Dividend yield	2.96%
Expected life of options	7 years

Pro forma information regarding net income and earnings per share is required by SFAS No. 148. This information is presented as if the Company had accounted for all stock-based awards under the fair value method:

2003
Net income, as reported	$1,275
Less: Stock-based compensation determined under the fair value based method, net of income tax (tax benefit):	(174)
Add: Stock-based compensation expense included in reported net income, net of income tax:	91

Pro forma net income	$1,192

Earnings per share:
Basic-as reported	$0.22

Basic-pro forma	$0.21

Diluted-as reported	$0.22

Diluted-pro forma	$0.20

Note L. Retirement Plan.

The Company has a defined contribution retirement plan covering Isco, Inc. employees who satisfy age and service requirements. The Company makes annual discretionary profit sharing contributions to the plan. Company contributions to the plan are limited to 15% of aggregate compensation of the participants. There was no Company profit sharing contribution for fiscal year 2003.

Within the plan is a 401(k) salary reduction feature. The Company currently matches the reduction, up to 5% of the employees’ compensation, with a 50% matching contribution. During fiscal year 2003, the Company made matching contributions of approximately $333,000.

Note M. Supplemental Cash Flow Information.

During fiscal year 2003 the Company made income tax payments of approximately $666,000.

During fiscal year 2003 the Company made interest payments of $230,000.

Note N. Geographic and Product Group Sales and Geographic Long-lived Assets.

Net Sales:	2003
United States	$44,283
Europe	8,845
Asia	4,945
Other	2,808

$60,881

Net Sales:	2003
Sampler product line	$19,642
Flow Meter product line	11,910
Chromatography product line	15,234
Other *	14,095

$60,881

*	Other includes other product line revenues, service revenues, and freight billings.

Long-lived Assets:	2003
United States	$17,982
Europe	113

$18,095

Note O. Earnings Per Share.

The following table provides a reconciliation between basic and diluted earnings per share:

Computation of earnings per share

2003
Net income for both basic and diluted earnings per share	$1,275

Weighted average outstanding shares for basic earning per share	5,696
Effect of diluted earnings per share:
Common stock equivalents and dilutive stock options	167

Shares outstanding for diluted earnings per share	5,863

Earnings per share:
Basic	$0.22

Diluted	$0.22

Options and other common stock equivalents to purchase 124,775 shares of common stock were outstanding during the period ended July 25, 2003, but were not included in the computation of diluted earnings per share because the options’ exercise price was greater than the average market price of the common stock and, therefore, their effect would be anti-dilutive.

Note P. Commitments and Contingencies.

Legal Proceedings. On August 8, 2003, we reached a settlement with Cornell Research Foundation, Inc. (“Cornell”) related to Isco’s patent license agreement. We retained an exclusive patent license agreement as limited by the earlier decision reached by an arbitration panel regarding fields of use and column sizes. In addition, we have obtained a non-exclusive patent license agreement which covers additional fields of use and column sizes for liquid chromatography use. As a result of this settlement, all parties have agreed to drop all legal actions.

In the normal course of business, the Company is involved in various other legal actions. It is management’s opinion that none of these legal actions will materially affect the financial position or results of operations of the Company.

Commitments. AFTCO has a $1,000,000 line of credit commitment from the Company’s primary commercial bank which expires January 31, 2004. The Company is the guarantor of this line.

Isco has commitments under long-term operating leases for building space and equipment, many of which contain renewal options. Rent expense incurred on operating leases for fiscal year 2003 was $242,000. Future minimum rentals on operating leases with non-cancelable lease terms at July 25, 2003 aggregate $321,000 and are payable by fiscal years as follows: 2004, $251,000; 2005, $67,000; and 2006, $3,000. Isco, Inc., via Isco Holdings, Inc., continues to lease the facilities that were used for a former subsidiary’s operation. This facility was vacated in June 2003 and Isco Holdings, Inc. entered into a termination agreement with the landlord, resulting in additional operating lease expenses of approximately $90,000 which were recognized in selling, general and administrative expenses during the year ended July 25, 2003.

Note Q. Involuntary Terminations.

During the year reorganization activities took place resulting in the elimination of 16 operating staff positions. In connection with the involuntary terminations, severance and related costs of approximately $0.6 million were recorded during the year ended July 25, 2003. These costs are included in selling, general and administrative expenses and accrued expenses in the consolidated financial statements. The accrued severance costs remaining at the end of fiscal year 2003 were approximately $0.1 million.

Note R. Subsequent Event.

On June 18, 2004, the Company was acquired by Teledyne Technologies Incorporated through the acquisition of all of the Company’s outstanding common stock.

ISCO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	Apr 23	Apr 25	Apr 23	Apr 25
	2004	2003	2004	2003
Net sales	$18,093	$15,057	$52,633	$44,813
Cost of sales	7,965	7,358	24,358	21,048

	10,128	7,699	28,275	23,765
Operating expenses:
Selling, general and administrative	7,187	5,975	19,154	18,512
Research and engineering	1,661	1,602	5,016	4,837

	8,848	7,577	24,170	23,349

Income from operations	1,280	122	4,105	416
Other income (expense):
Investment income	127	108	447	440
Interest expense	(38)	(52)	(118)	(179)
Other, net	42	50	143	136

	131	106	472	397

Income before income taxes	1,411	228	4,577	813
Provision for income taxes	470	6	1,494	170

Net income	$941	$222	$3,083	$643

Basic earnings per share	$0.16	$0.04	$0.54	$0.11

Diluted earnings per share	$0.16	$0.04	$0.52	$0.11

Cash dividends per share	$0.06	$0.06	$0.18	$0.18

Weighted average number of shares outstanding-basic	5,739	5,704	5,733	5,686

Additional shares assuming exercise of common stock equivalents and dilutive stock options	180	139	166	158

Weighted average number of shares outstanding-diluted	5,919	5,843	5,899	5,844

The accompanying notes are an integral part of the condensed consolidated financial statements.

ISCO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Columnar amounts in thousands)

	Apr 23	Jul 25
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$1,895	$5,383
Short-term investments	2,965	4,629
Accounts receivable — trade, net of allowance for doubtful accounts of $124,000 and $121,000	10,882	10,590
Inventories (Notes 2 and 3)	8,901	9,489
Refundable income taxes	—	303
Deferred income taxes	991	812
Other current assets	611	417

Total current assets	26,245	31,623
Property and equipment, net of accumulated depreciation of $19,228,000 and $17,656,000	12,972	13,768
Long-term investments	14,659	4,717
Other assets (Note 4)	4,367	4,327

Total assets	$58,243	$54,435

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,698	$1,222
Accrued expenses	3,700	3,698
Income taxes payable	980	—
Short-term borrowing	2,313	2,113
Current portion of long-term debt	32	503

Total current liabilities	8,723	7,536
Deferred income taxes	606	532
Long-term debt, less current portion	590	584
Commitments and contingencies
Shareholders’ equity Preferred stock, $.10 par value, authorized 5,000,000 shares; issued none	—	—
Common stock, $.10 par value, authorized 15,000,000 shares; issued and outstanding 5,741,946 and 5,727,838	574	573
Additional paid-in capital	39,305	38,765
Retained earnings	8,559	6,509
Accumulated other comprehensive loss (Note 5)	(114)	(64)

Total shareholders’ equity	48,324	45,783

Total liabilities and shareholders’ equity	$58,243	$54,435

The accompanying notes are an integral part of the condensed consolidated financial statements.

ISCO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Columnar amounts in thousands)

	Nine Months Ended
	Apr 23	Apr 25
	2004	2003
Cash flows from operating activities:
Net income	$3,083	$643
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	1,681	1,875
Stock-based compensation	482	100
Deferred income taxes	(81)	(210)
Loss on asset impairment	153	—
Gain on sale of property and equipment	(284)	(310)
Provision for doubtful accounts	26	23
Undistributed (income) losses of AFTCO	(3)	18
Change in operating assets and liabilities:
Accounts receivable-trade	(227)	302
Inventories	701	(730)
Refundable income taxes	303	(204)
Other current assets	(186)	(165)
Accounts payable	434	314
Accrued expenses	(25)	(770)
Income taxes payable	980	(176)
Other	(142)	(392)

Total adjustments	3,812	(325)

Cash flows from operating activities	6,895	318

Cash flows from investing activities:
Proceeds from maturities of available-for-sale securities	11,850	7,350
Proceeds from maturity of held-to-maturity securities	—	2,630
Purchase of held-to-maturity securities	—	(497)
Purchase of available-for-sale securities	(20,196)	(5,934)
Proceeds from sale of property and equipment	481	422
Purchase of property and equipment	(1,113)	(1,504)
Other	4	(50)

Cash flows from investing activities	(8,974)	2,417

Cash flows from financing activities:
Cash dividends paid	(1,032)	(1,025)
Net change in short-term borrowings	38	(30)
Repayment of long-term debt	(475)	(848)
Issuance of common stock and exercise of stock options	60	222

Cash flows from financing activities	(1,409)	(1,681)

Cash and cash equivalents:
Net increase (decrease)	(3,488)	1,054
Balance at beginning of year	5,383	633

Balance at end of period	$1,895	$1,687

See Note 7 for supplemental cash flow information.

The accompanying notes are an integral part of the condensed consolidated financial statements.

ISCO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
April 23, 2004
(Unaudited)
(Columnar amounts in thousands, except per share data)

Note 1 : In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments necessary for a fair presentation of the financial position of the Company and the results of operations and cash flows for the interim periods presented herein. All such adjustments are of a normal recurring nature. Results of operations and cash flows for the current unaudited interim period are not necessarily indicative of the results that may be expected for the entire fiscal year. Inter-company transactions and accounts have been eliminated.

While the Company believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended July 25, 2003.

Note 2 : Inventories are valued at the lower of cost or market, principally on the last-in, first-out (LIFO) basis. The composition of inventories was as follows:

	Apr 23, 2004	July 25, 2003
Raw Materials	$3,229	$3,526
Work-in-process	3,172	2,951
Finished goods	2,500	3,012

	$8,901	$9,489

Had inventories been valued on the first-in, first-out (FIFO) basis, they would have been approximately $2,357,000 and $2,303,000 higher than reported on the LIFO basis at April 23, 2004 and July 25, 2003, respectively.

Note 3 : During the nine month period ended April 23, 2004, the Company established a $605,000 reserve against inventory associated with the supercritical fluid extraction (SFE) product line to reflect a lower of cost or market adjustment. The reserve was reflected as a charge to cost of sales in the nine month period ended April 23, 2004. The reserve reflects information obtained which indicates the current value of the inventory will not be recoverable. During the second quarter of fiscal 2004 the Company communicated to its distribution channel its intent to divest this product line within the next fiscal quarter either via a sale of assets or a shutdown of operations. During the third quarter of fiscal 2004, the Company began implementing the shutdown process. No additional write-downs of assets were incurred in connection with this shutdown.

In addition to the inventory reserve, the Company recognized an impairment of $153,000 related to property and equipment associated with the SFE product line. This charge was included in selling, general, and administrative expenses for the nine month period ended April 23, 2004.

Note 4 : Other assets were comprised of the following as of April 23, 2004 and July 25, 2003:

	Apr 23, 2004	Jul 25, 2003
Acquired intangible assets, net of accumulated amortization of $900,000 and $802,000	$786	$884
Investment in AFTCO	432	430
Cash value of life insurance	1,456	1,401
Notes receivable; due March 2008 - related party	1,000	1,000
Other	693	612

	$4,367	$4,327

Note 5 : Comprehensive income for the three month and nine month periods ended April 23, 2004 and April 25, 2003, was as follows:

	Three months ended		Nine months ended
	Apr 23	Apr 25	Apr 23	Apr 25
	2004	2003	2004	2003
Net income	$941	$222	$3,083	$643
Other comprehensive income (loss), net of income tax (tax benefit):
Foreign currency translation adjustment	4	32	(10)	(2)
Unrealized holding gains (losses) on available-for-sale securities	(79)	(9)	(40)	(19)

Comprehensive income	$866	$245	$3,033	$622

Note 6 : As permitted by SFAS 123, the Company accounts for its stock-based compensation on the intrinsic-value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees , and related interpretations. For those options granted to employees as fixed award stock options and non-employee directors’ stock options, no stock-based employee compensation expense related to the Company’s stock option plans is reflected in net income, as all options granted as fixed awards or to non-employee directors had an exercise price equal to market value of the underlying common stock on the date of grant. Pro forma information regarding net income and earnings per share is required by SFAS No. 148. This information is presented as if the Company had accounted for all stock-based awards under the fair value method:

	Three months ended		Nine months ended
	Apr 23	Apr 25	Apr 23	Apr 25
	2004	2003	2004	2003
Net income, as reported	$941	$222	$3,083	$643
Less: Stock-based compensation determined under the fair value based method, net of income tax (tax benefit):	(99)	(59)	(244)	(188)
Add: Stock-based employee compensation expense included in reported net income, net of income tax (tax benefit):	337	5	482	100

Pro forma net income	$1,179	$168	$3,321	$555

Earnings per share:
Basic-As Reported	$0.16	$0.04	$0.54	$0.11

Basic-Pro forma	$0.21	$0.03	$0.58	$0.10

Diluted-As Reported	$0.16	$0.04	$0.52	$0.11

Diluted-Pro forma	$0.20	$0.03	$0.56	$0.09

Note 7 : Supplemental Cash Flow Information

The Company made income tax payments of $292,000 and $759,000 during the nine-month periods ended April 23, 2004 and April 25, 2003, respectively.

The Company made interest payments of $118,000 and $179,000 during the nine-month periods ended April 23, 2004 and April 25, 2003, respectively.

Note 8 : New Accounting Pronouncements

In January and December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (FIN 46) and No. 46, revised (FIN 46R), “Consolidation of Variable Interest Entities”. These statements, which address the accounting for entities commonly known as special-purpose or off-balance-sheet, require consolidation of certain interests or arrangements by virtue of holding a controlling financial interest in such entities. Certain provisions of FIN 46R related to interests in special purpose entities were applicable for the period ended December 31, 2003. The Company must apply FIN 46R to its interests subject to the interpretation as of the first annual period ending after March 15, 2004. Adoption of this new method of accounting for variable interest entities did not and is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Note 9 : Pending Merger

On April 8, 2004 Isco, Inc. and Teledyne Technologies Incorporated (Teledyne) jointly announced a definitive agreement which provides for the merger of Isco, Inc. with a wholly owned subsidiary of Teledyne. Upon the consummation of the merger, which is subject to the approval of Isco’s shareholders as well as other customary closing conditions, Teledyne will acquire all of the outstanding shares of Isco for $16.00 per share in cash. The aggregate consideration for the outstanding Isco shares will be approximately $96 million (including payments for the settlement of outstanding stock options) or approximately $76 million taking into account Isco’s net cash and investments at April 23, 2004. A special shareholders’ meeting to vote on the merger will be held June 15, 2004. If holders of two-thirds of the outstanding Isco common stock approve the merger, it will be completed on June 18, 2004. Trading in Isco common stock is expected to cease effective the close of business on June 18, 2004.

Note 10 : Subsequent Event

In May, 2004, the Company received notice that it was entitled to a refund of certain policy premiums of approximately $650,000 on the health insurance plan the Company had in place for the calendar year ended December 31, 2002. The Company anticipates receiving this refund within the next fiscal quarter. Based on the terms of the policy refund, this gain contingency will be recognized as a reduction in operating expenses in the fourth quarter of the Company’s fiscal year 2004.

Item 7(b)

Teledyne Technologies Incorporated and Isco, Inc. Unaudited Pro Forma Condensed Combined Financial Statements

On June 18, 2004, Teledyne Technologies completed the acquisition of the stock of Isco, Inc. (Isco) for $16.00 per share in cash. The aggregate consideration for the outstanding Isco shares was approximately $97.4 million (including payments for the settlement of outstanding stock options) or approximately $79.4 million (including assumed debt, net of cash and marketable securities acquired). The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Isco as if it occurred at the beginning of Teledyne Technologies 2004 and 2003 fiscal years. The unaudited pro forma condensed combined statements of income combine the historical statements of operations of Teledyne Technologies for the year ended December 28, 2003 and the historical statements of operations of Isco, Inc. for the four quarters ended January 23, 2004, giving effect to the merger as if it occurred at the beginning of the 2003 fiscal year, reflecting only pro forma adjustments expected to have a continuing impact on the combined results. Isco’s fiscal year end is July 25, 2003. To properly align Isco’s historical results with Teledyne Technologies historical fiscal 2003 year end, Isco’s historical third quarter 2003 period ended April 23, 2003, fourth quarter 2003 period ended July 25, 2003, first quarter 2004 period ended October 24, 2003 and second quarter 2004 period ended January 23, 2004 were added and to arrive at a 12 month period that was used for the pro forma presentation. For the six month presentation, Teledyne Technologies historical results for the six months ended June 27, 2004 (which includes Isco’s results from the date of acquisition, June 18, 2004 to June 27, 2004) were added to Isco’s historical results for the quarterly period from January 24, 2004 to April 23, 2004 and for the period from April 24, 2004 up to the date of the acquisition of June 18, 2004.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed at the beginning of each period presented. To produce the pro forma financial information, Teledyne Technologies allocated the purchase price using its best estimates of fair value. In addition, the pro forma results are not intended to be a projection of future results and do not reflect any operating efficiencies or cost savings that might be achievable.

Teledyne Technologies Unaudited Pro Form Combined Statement of Income for the 2003 fiscal year ended December 28, 2003:

	Fiscal Year 2003
	Teledyne		Pro Forma		Pro Forma
(in millions, except per share amounts)	Technologies	Isco, Inc.	Adjustments		Combined
Net sales	$840.7	$65.7	$—		$906.4
Costs and expenses
Cost of sales	636.7	31.1	0.7	(a)	668.5
Selling, general and administrative expenses	157.0	30.6	—		187.6

Total costs and expenses	793.7	61.7	0.7		856.1

Income before other income and expense and income taxes	47.0	4.0	0.7		50.3
Interest and debt expense, net	0.8	(0.3)	1.6	(b)	2.1
Other income (expense)	(1.6)	0.1	—		(1.5)

Income before income taxes	44.6	4.4	(2.3)		46.7
Provision for income taxes	14.9	1.4	(0.7	)(c)	15.6

Net income	$29.7	$3.0	$(1.6)		$31.1

Basic earnings per common share	$0.92				$0.97

Weighted average common shares outstanding	32.2				32.2

Diluted earnings per common share	$0.91				$0.95

Weighted average diluted common shares outstanding	32.7				32.7

a)	To record estimated amortization on intangible assets acquired in the acquisition. The Company is in the process of specifically identifying the amount to be assigned to intangible assets for the Isco acquisition and has made a preliminary estimate of $7.2 million as of June 27, 2004, since there was insufficient time between the acquisition date and the end of the second quarter to finalize the valuation. An estimated 10-year useful life amortized on a straight line basis was use to calculate the estimated amortization.

b)	To record estimated interest expense on the net acquisition debt at the rate in effect at the time of the acquisition. The aggregate consideration for the outstanding Isco shares was approximately $97.4 million (including payments for the settlement of outstanding stock options) or approximately $79.4 million (including assumed debt, net of cash and marketable securities acquired). The interest rate used to calculate interest expense was Teledyne Technologies then current rate of 1.95%.

c)	To adjust the provision for income taxes to a combined blended effective tax rate of 33.3%. The 2003 provision for taxes includes a $2.4 million income tax benefit from the reversal of an income tax contingency reserve which was determined to be no longer needed during the third quarter of 2003.

Teledyne Technologies Unaudited Pro Form Combined Statement of Income for the six months ended June 27, 2004 :

	Six Months 2004
	Teledyne		Pro Forma		Pro Forma
(in millions, except per share amounts)	Technologies	Isco, Inc.	Adjustments		Combined
Net sales	$458.5	$29.7	$—		$488.2
Costs and expenses
Cost of sales	346.6	12.2	0.4	(a)	359.2
Selling, general and administrative expenses	85.6	14.0	—		99.6

Total costs and expenses	432.2	26.2	0.4		458.8

Income before other income and expense and income taxes	26.3	3.5	0.4		29.4
Interest and debt expense, net	0.4	(0.1)	0.8	(b)	1.1
Other income (expense)	0.3	0.1	—		0.4

Income before income taxes	26.2	3.7	(1.2)		28.7
Provision for income taxes	10.4	1.0			11.4

Net income	$15.8	$2.7	$(1.2)		$17.3

Basic earnings per common share	$0.49				$0.54

Weighted average common shares outstanding	32.3				32.3

Diluted earnings per common share	$0.48				$0.52

Weighted average diluted common shares outstanding	33.2				33.2

a)	To record estimated amortization on intangible assets acquired in the acquisition. The Company is in the process of specifically identifying the amount to be assigned to intangible assets for the Isco acquisition and has made a preliminary estimate of $7.2 million as of June 27, 2004, since there was insufficient time between the acquisition date and the end of the second quarter to finalize the valuation. An estimated 10-year useful life amortized on a straight line basis was use to calculate the estimated amortization.

b)	To record estimated interest expense on the net acquisition debt at the rate in effect at the time of the acquisition. The aggregate consideration for the outstanding Isco shares was approximately $97.4 million (including payments for the settlement of outstanding stock options) or approximately $79.4 million (including assumed debt, net of cash and marketable securities acquired). The interest rate used to calculate interest expense was Teledyne Technologies then current rate of 1.95%.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer

Dale A. Schnittjer Vice President and Chief Financial Officer

Dated: August 17, 2004

EXHIBIT INDEX

Description

23.1	Consent of Deloitte & Touche LLP